UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ X ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

Invesco QQQ TrustSM, Series 1

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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5) Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4) Date Filed:

Invesco QQQ TrustSM, Series 1

Dear Shareholder:

A Special Meeting of Shareholders of the Invesco QQQ TrustSM, Series 1 (the “Trust” or “QQQ”) is scheduled to be held on October 24, 2025.

VOTE TO LOWER YOUR FEES!

As a shareholder of record, you are being asked to elect 9 Trustees to serve on a newly established Board of Trustees of the Trust and to approve an investment advisory agreement between the Trust and Invesco Capital Management LLC (“Invesco”).

In addition, and most importantly, all shareholders are being asked to approve amendments to the Trust’s Trust Indenture and Agreement and Standard Terms and Conditions of Trust (the “Governing Instruments”) that will change QQQ’s classification under the Investment Company Act of 1940 from a unit investment trust to an open-end fund.

Among other benefits, these changes, if approved, will reduce the fees charged to QQQ shareholders by 10%.

INVESCO RECOMMENDS YOU VOTE “FOR” ALL THE PROPOSALS

Vote by Phone

Speak with a proxy voting specialist today by calling 1-800-886-4839.

Hours of Operation:  Monday-Friday: 10 a.m. to 11 p.m. ET

          Saturday 12:00 pm to 5:00 pm ET

You may also call the toll-free number on the enclosed card and follow the prompts.

Vote by Internet – visit the internet address listed on your card.

Vote by Mail – sign, date and return in the enclosed prepaid return envelope.

If you have any questions or need assistance in voting, please contact our proxy solicitor toll-free at 1-800-886-4839. Please note, a representative may call you in the next few days or weeks to assist you in voting your proxy.

Thank you in advance for your support.

To receive a free copy of the Proxy Statement, please call the Trust’s solicitor toll free at 1-800-886-4839 or go to https://proxyvotinginfo.com/p/qqq

QQQ R1 S19597

IMMEDIATE ACTION NEEDED BELOW

Invesco QQQ TrustSM, Series 1

Dear Shareholder:

We are writing to ask you to call us in connection with your investment in the Invesco QQQ TrustSM, Series 1 (the “Trust” or “QQQ”).

URGENT 1- 800-887-2299

Please call our proxy solicitor, Sodali & Co. Fund Solutions, at your earliest convenience. Hours of Operation:

●	Monday – Friday from 10:00 a.m. to 11:00 p.m. ET
●	Saturday from 12:00 p.m. to 5:00 p.m. ET

Please have your reference number(s) below ready, and a representative will assist you.

REFERENCE NUMBER(S):

To receive a free copy of the Proxy Statement, please call the Trust’s solicitor toll free at 1-800-887-2299 or go to https://proxyvotinginfo.com/p/qqq

QQQ – IA1